                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

                           OF LCC INTERNATIONAL, INC.




                                                                 JURISDICTION OF
                                                                INCORPORATION OR
                         NAME                                     ORGANIZATION
                         ----                                     ------------
 LCC Design Services, L.L.C.                                        Delaware

 Eurofon Incorp. & Co. KG                                           Germany